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                                                                       EXHIBIT H

                                 INNOTECH, INC.
                               5568 AIRPORT ROAD
                            ROANOAK, VIRGINIA 24012

                                                                October 16, 1996

Dr. Amitava Gupta
25 Summit Way
Roanoke, Virginia 24014

Dear Dr. Gupta:

     This letter will confirm our agreement to amend your Amended and Restated Employment Agreement dated September 15, 1993, as modified by letter agreements between you and us dated November 3, 1993, December 20, 1994, August 23, 1995 and October 3, 1995 (collectively, the "Agreement") as follows:

     Section 2.1. of the Agreement is hereby modified to increase your Base Salary (as defined in the Agreement) to $205,000 effective August 14, 1996.

     Except as hereby modified, the Agreement remains in full force and effect.

     Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter in the space provided below and returning it to us.

                                          Very truly yours,

                                          INNOTECH, INC.

                                          By: /s/ RONALD D. BLUM
                                            ------------------------------------
                                            Ronald D. Blum, O.D.
                                            Chairman and Chief
                                            Executive Officer

AGREED TO AND ACCEPTED

/s/ AMITAVA GUPTA
--------------------------------------
Amitava Gupta